                                                                                                   Exhibit 10.8

                                          THE PHOENIX COMPANIES, INC.
                           NON-QUALIFIED DEFERRED COMPENSATION AND EXCESS INVESTMENT
                                                      PLAN

                            As amended and restated effective as of January 1, 2004

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                                                 (continued)

                                                                                                         PAGE

        4.01    Excess Investment Benefit...................................................................4
        4.02    Excess Investment Credits...................................................................4
        4.03    Excess Investment Plan Election.............................................................4

   ARTICLE V  DEFERRED COMPENSATION

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                                                  (continued)

                                                     -iii-

                                          THE PHOENIX COMPANIES, INC.
                         NON-QUALIFIED DEFERRED COMPENSATION AND EXCESS INVESTMENT
                                                     PLAN

                                                   ARTICLE I
                                           PURPOSE AND EFFECTIVE DATE

1.01     Purpose. The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan
         (the "Plan") is intended to provide Employees with a plan to defer Compensation and Incentive awards as well as provide Employees with contributions lost due to restrictions on defined contribution plans under Sections 401(a)(17), 401(k), 401(m), 402(g) and 415 of the Internal Revenue Code of 1986, as
         amended, which primarily affect higher-paid Employees. The intent is to provide Employees with allocations under the Excess Investment Benefit portion of the Plan that, when added to such
         Employee's contributions under The Phoenix Companies, Inc. Savings and Investment Plan, will be similar to contributions other Employees can receive under such plan. The Plan is intended to be an unfunded plan under the Employee Retirement Income Security Act of 1974, as amended, that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

1.02     Effective Date. This Plan was first effective January 1, 1988. This Plan was amended and restated
         effective March 3, 2003. This amendment and restatement of the Plan shall be effective as of January
         1, 2004.

                                                  ARTICLE II
                                                  DEFINITIONS

         Wherever used in this Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.01     "Beneficiary" means the person, persons or entity, including one or more trusts, last designated by a
         Participant on a form or electronic media and accepted by the Plan Administrator or its duly authorized representative as a beneficiary, co-beneficiary, or contingent beneficiary to receive benefits payable under the Plan in the event of the death of the Participant. In the absence of any such designation, the Beneficiary shall be the Participant's spouse or, if there is no spouse, the
         Participant's estate.

2.02     "Benefit Plans Committee" means the committee appointed by and serving at the pleasure of the Board of
         Directors of the Company to administer the Plan.

2.03     "Code" means the Internal Revenue Code of 1986, as amended.

2.04     "Company" means Phoenix Life Insurance Company and any Participating Employer.

                                                      -1-

2.05     "Contributions" shall have the meaning provided under the Savings and Investment Plan.

2.06     "Deferred Compensation Benefit" means the amount determined in accordance with the provisions of
         Article V of this Plan.

2.07     "Deferred Compensation Credit" means the amount determined in accordance with the provisions of
         Article V of this Plan.

2.08     Deferred Compensation Investment Account means the book account established on behalf of a Participant under Article VI of this Plan.

2.09     "Disabled" shall mean a Participant who is receiving benefits under the Company's group long-term disability benefits plan.

2.10     "Earnings" shall have the meaning provided under the Savings and Investment Plan; provided, however, that such Earnings shall not be subject to the limit set forth in Section 401(a)(17) of the Code.

2.11     "Employee" means any person who is employed by the Company on an hourly or salaried basis other than a
         Non-Benefits Employee. "Employee" shall not include leased employees within the meaning of Sections
         414(n)(2) and 414(c)(2) of the Code.

2.12     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.13     "Excess Earnings" means the excess of a Participant's Earnings over the limit set forth in Section
         401(a)(17) of the Code.

2.14     "Excess Investment Account" means the book account established on behalf of a Participant under
         Article VI of this Plan.

2.15     "Excess Investment Benefit" means the amount determined in accordance with the provisions of Article IV of this Plan.

2.16     "Excess Investment Credits" means the amounts determined in accordance with the provisions of Section
         4.02 of this Plan.

2.17     "Investment Funds" means the funds designated by the Benefit Plans Committee as available investment options under the Plan, as the same may, from time to time, be changed by action of the Benefit Plans
         Committee.

2.18     "Matching Contributions" means the amount the Company contributes to the Savings and Investment Plan in accordance with Section 3.01(b) of the Savings and Investment Plan.

2.19     "Non-Benefits Employee" means any Employee who has signed an employment agreement, independent contractor agreement or other personal services contract with the

                                                     -2-

         Company stating that he or she is not eligible to participate in the Plan and any worker that the
         Employer treats as an independent contractor, during the period that the worker is so treated, regardless of whether such individual may be determined to be an Employee by administrative, judicial or other decision. A worker is treated as an independent contractor if payment for his services is memorialized on a Form 1099, and not on a Form W-2.

2.20     "Participant" means an Employee who meets the eligibility requirements of Article III and elects to participate in the Plan.

2.21     "Participating Employer" means each corporation that has adopted the Plan with the permission of the
         Benefit Plans Committee in accordance with the provisions of Article VIII.

2.22     "Plan" means The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment
         Plan as is set forth in this document as it may be amended from time to time.

2.23     "Plan Administrator" means the Benefit Plans Committee or the person designated as such by the Benefit
         Plans Committee.

2.24     "Plan Year" means the calendar year.

2.25     "Savings and Investment Plan" means The Phoenix Companies, Inc. Savings and Investment Plan, a
         tax-qualified retirement plan maintained by the Company that includes a cash or deferred arrangement under Section 401(k) of the Code.

                                                  ARTICLE III
                                                 PARTICIPATION

3.01     Eligibility. With respect to any Plan Year, any Employee of the Company whose Contributions to the
         Savings and Investment Plan for such Plan Year are limited by the maximum amount of Earnings permitted to be taken into account under Code Section 401(a)(17) shall be eligible to participate in this Plan.

3.02     Commencement of Participation. Each eligible Employee shall become a Participant in the Plan as of the date he or she meets the above requirement and completes a Non-Qualified Deferred Compensation and
         Excess Investment Plan Election as described in Section 4.03.

3.03     Termination of Participation. An individual shall cease to be a Participant as of the date such individual ceases to meet all of the requirements of Section 3.01 above; provided, however, that benefits accrued by the individual as of such date shall not be reduced and shall be paid as provided herein.

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                                                  ARTICLE IV
                                           EXCESS INVESTMENT BENEFIT

4.01     Excess Investment Benefit. A Participant's Excess Investment Benefit shall be equal to the sum of the
         Participant's Excess Investment Credits determined pursuant to Section 4.02 and the adjustments to
         Accounts determined pursuant to Section 4.04.

4.02     Excess Investment Credits. A Participant's Excess Investment Credits for any Plan Year shall consist of the sum of the following amounts:

         (a)      The percentage of the Participant's Excess Earnings for such Plan Year, from one percent (1%)
                  to sixty percent (60%), that the Participant has elected to defer as provided in Section
                  4.03(b); and

         (b)      For periods prior to July 1, 2003, for each Plan Year with respect to which a Participant has a deferral election in effect under this Plan, a matching Company credit equal to, for
                  Employees of the Company or any Participating Employer other than Phoenix Investment
                  Partners, Ltd., an amount equal to fifty percent (50%) of their contributions which do not exceed six percent (6%) of their Excess Earnings; and for Employees of Phoenix Investment
                  Partners, Ltd. an amount equal to one hundred percent (100%) of their contributions which do not exceed three percent (3%) of their Excess Earnings.

         (c)      Effective July 1, 2003, for each Plan Year with respect to which a Participant has a deferral election in effect under this Plan, a matching Company credit equal to one hundred percent
                  (100%) of such Participant's contributions, to the extent that such contributions do not exceed three percent (3%) of Excess Earnings, plus fifty percent (50%) of such Participant's contributions, to the extent that such contributions exceed three percent (3%) but do not exceed five percent (5%) of Excess Earnings.

4.03     Excess Investment  Election.

         (a)      Each Participant may make an Excess Investment Plan Election to defer between one percent
                  (1%) and sixty percent (60%) of such Participant's Excess Earnings for a Plan Year.

         (b)      A Participant's Excess Investment Plan Election shall become effective not later than the first day of the Plan Year immediately following the acceptance of the Excess Investment Plan
                  Election by the Plan Administrator or its duly authorized representative; provided, however, that such Excess Investment Plan Election shall not have retroactive effect. The Excess
                  Investment Plan Election of a Participant who remains eligible to participate in the Plan pursuant to Section 3.01 shall remain in effect until modified or terminated as provided in
                  Section 4.03(c).

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         (c)      A Participant may modify or terminate an Excess Investment Plan Election effective as of the first day of the Plan Year immediately following the Plan Administrator's (or its duly authorized representative's) receipt of such modification or termination. Any modification or termination of an Excess Investment Plan Election shall not have retroactive effect and shall remain in force until revoked.

                                                   ARTICLE V

                                             DEFERRED COMPENSATION

5.01     Deferred Compensation Benefit. A Participant's Deferred Compensation Benefit shall be equal to any amounts deferred by the Participant and credited to a Deferred Compensation  Account established for such Participant.

5.02     Deferred Compensation Credit. A Participant's Deferred Compensation Credits for any Plan Year shall consist of an amount the Participant elected to defer between one percent (1%) and one-hundred percent
         (100%) of such Participant's Annual Incentive and/ or Long-Term Incentive Compensation for a Plan
         Year.

5.03     Deferred Compensation Election. Each year prior to the determination of any Incentive award and prior to the beginning of the calendar year in which such award and Compensation would otherwise be paid, the Participant may make an irrevocable election to defer between one percent (1%) and one-hundred percent (100%) of such Participant's Annual Incentive and/ or Long-Term Incentive Compensation for a
         Plan Year.

                                                  ARTICLE VI

                                  INVESTMENT OF AND PAYMENTS FROM THE ACCOUNTS

6.01     Investment Accounts. All Excess Investment Credits under Section 4.02 shall be made to the
         Participant's Excess Investment Account as of the end of each payroll period. All Deferred
         Compensation Credits under Section 5.02 shall be made to the Participant's Deferred Compensation
         Investment Account on the date that the Long-Term and/or Short-Term Incentive Compensation would have otherwise been received by the Participant. Such Excess Investment Credits or Deferred Compensation
         Credits shall be deemed to be invested in the Investment Fund or Funds designated by the Participant in such manner as may be specified by the Plan Administrator, or, if no such designation is made, in the Fidelity Retirement Money Market Portfolio. Each Participant's Investment Accounts will be adjusted on a daily basis by an amount equal to the amount of any adjustment that would have been made had the Participant's credits been allocated and invested as herein provided; reduced, however, at the
         Company's discretion, by an

                                                      -5-

         amount equal to the estimated income taxes, if any, payable by the Company on such adjustment, based on the Company's highest tax rate on its net taxable income for the Plan Year in which such adjustment is made. The Company reserves the right to reduce the interest or earnings on deferred compensation amounts for any federal or state taxes which it may incur as a result of interest or earnings on amounts held under this Plan.

6.02     Company Retains Control of Deemed Investments. The election to designate deemed investments, as described above, shall be subject to restrictions as to minimum and maximum amounts as announced from time to time by the Company. Both initial and subsequent investment allocations must be made in one percent (1%) increments. The Company shall have the right at any time to add new deemed investment options, cease to offer any or all of the deemed investment options, and alter or adjust the basis or method of calculating any interest or earnings for any of the investment options outlined above. The
         Company shall be under no obligation to actually make any investment as described above. Reference to any such investment shall be solely for the purpose of aiding the Company in measuring and meeting its liabilities under the terms of this Plan. In any event, if any investments are made, the Company shall be named the sole owner and shall have all of the rights and privileges conferred by any instrument evidencing such investments.

6.03     Value of Benefit. The value of any benefit under this Plan at any point in time shall be equal to the single-sum cash value of such benefit as of the date of determination.

6.04     Payment of Benefit. A Participant's Benefit shall be paid in a single lump sum or in installments over a period not less than three (3) years but not exceeding ten (10) years as soon as practicable following: the Participant's retirement, Disability, or other termination of service. A Participant shall make an irrevocable election as to the method of payment at the time the Participant makes an
         Election in accordance with Sections 4.03 and 5.03. A Participant who fails to make such an election shall be deemed to have elected a lump sum distribution of the Participant's Benefit. It is hereby provided that if the Participant elects to participate in the Phoenix OPT Plan (a separate non-qualified retirement plan maintained by The Phoenix Companies, Inc.), the Employer's obligation for payment of Benefits under this Plan shall be irrevocably cancelled and the Participant shall have no rights or claims for Benefits under this Plan.

6.05     Death Benefit. Upon the death of a Participant, the single-sum cash value of the Participant's
         Benefit, determined as of the date of distribution, shall be distributed to the Participant's
         Beneficiary in the manner specified in the Participant's Plan Election.

6.06     Hardship Withdrawals. A Participant may request a financial hardship withdrawal of all or a portion of the balance of his or her Excess Investment Account or Deferred Compensation Investment Account at any
         time. A hardship withdrawal shall only be available upon a determination by the Plan Administrator that the Participant has suffered a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or other similar extraordinary and unforeseeable circumstances arising as

                                                      -6-

         a result of events beyond the control of the Participant. The purchase of a home or the payment of tuition or other education expenses do not constitute financial hardships under this Section 6.06.

                                                  ARTICLE VII
                                                    FUNDING

7.01     Funding. No special or separate fund shall be established by the Company and no segregation of assets shall be made to assure the payment of benefits under the Plan. No Participant shall have any right, title, or interest whatsoever in any specific asset of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

                                                 ARTICLE VIII
                                              CLAIMS FOR BENEFITS

8.01     Claims Procedure. Claims for benefits under the Plan may be filed with the Plan Administrator on forms supplied by the Plan Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed (or within one hundred eighty (180) days if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstances are communicated to the claimant within the initial ninety (90) day period). In the event the claim is wholly or partially denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan on which the decision is based shall be cited, and, where appropriate, a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. A claimant must request a review of a denied claim in accordance with Section 8.02 before the claimant is permitted to bring a civil action for benefits.

8.02     Claims Review Procedure. Any Employee, former Employee, or authorized representative or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator pursuant to Section 8.01 shall be entitled to request the Plan Administrator to give further consideration to his claim by filing with the Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for review. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Administrator

                                                      -7-

         no later than sixty (60) days after receipt of the notification provided for in Section 8.01. If such request is so filed, the claimant or his representative may submit written comments, documents, records and other information relating to the claim to the Plan Administrator within sixty (60) days after receipt of the notification provided for in Section 8.01. The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information submitted that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Plan Administrator shall provide the claimant or his representative with written or electronic notice of the final decision as to the allowance of the claim within sixty (60) days of receipt of the request for review (or within one hundred twenty (120)
         days if special circumstances requires an extension of time for processing the request and if written notice of such extension and circumstances is given to the claimant or his representative within the initial sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement of the claimant or his representative's right to bring a civil action under Section 502(a) of ERISA and a statement that the claimant or his beneficiary is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits. A document is relevant to the claim for benefits if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.

8.03     Receipt and Release for Payments. Any payment to any Participant, or to such Participant's legal representative or Beneficiary, in accordance with the provisions of this Plan, shall be in full satisfaction of all claims hereunder against the Company. The Plan Administrator may require such
         Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as the Plan Administrator shall determine. If the
         Plan Administrator shall receive evidence satisfactory to the Plan Administrator that any payee under this Plan is a minor, or is legally, physically, or mentally incompetent to receive and to give valid release for any payment due him or her under this Plan, any such payment, or any part thereof, may, unless claim therefor shall have been made to the Plan Administrator by a duly appointed executor, administrator, guardian, committee, or other legal representative of such payee, be paid by the Plan
         Administrator to such payee's spouse, child, parent or other blood relative, or to any person, persons or institutions deemed by the Plan Administrator to have incurred expense for or on behalf of such payee, and any payment so made shall, to the extent thereof, be in full settlement of all liability in respect of such payee. If a dispute arises as to the proper recipient of any payments, the Plan
         Administrator in its sole discretion may withhold or cause to be withheld such payments until the dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the parties concerned.

                                                      -8-

8.04     Lost or Unknown Participants. If any benefits payable under this Plan to a Participant, or to such
         Participant's legal representative or Beneficiary, cannot be paid by reason that such person cannot be located for three (3) years after reasonable efforts have been made to locate such person, the Plan
         Administrator may declare such benefits forfeited and return such benefits to the Company; provided, however, that in the event such Participant, or such Participant's legal representative or
         Beneficiary, is subsequently located or files a claim for benefits, such amount plus interest shall be reinstated to the Participant's Excess Investment Account or Participant's Deferred Compensation
         Investment Account for the benefit of such Participant, or such Participant's legal representative or
         Beneficiary, as the case may be.

                                                  ARTICLE IX
                                                MISCELLANEOUS

9.01     Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant or Employee, or as a right of any such Participant or Employee to be continued in the employment of the Company, or as a limitation on the right of the
         Company to deal with any Participant or Employee, as to their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Plan did not exist. Furthermore, this Plan does not guarantee any Incentive award to the Participant or in any way obligate the Company to grant such Incentive award. Any amounts deferred hereunder shall be contingent on the actual granting of such Incentive award.

9.02     Rights Under Savings and Investment Plan. Nothing in this Plan shall be construed to limit, broaden, restrict, or grant any right to a Participant, Employee, surviving spouse or any Beneficiary thereof under the Savings and Investment Plan, nor to grant any additional rights to any such Participant,
         Employee, surviving spouse or Beneficiary thereof under the Savings and Investment Plan, nor in any way to limit, modify, repeal or otherwise affect the Company's right to amend or modify the Savings and Investment Plan.

9.03     Amendments/Termination. The Plan may be amended, modified or terminated at any time by the Company except that, without the consent of any Participant or Beneficiary, if applicable, no such amendment, modification or termination shall reduce or diminish the Benefit of any Participant accrued prior to the date of such amendment, modification or termination. Further, at its sole discretion, the Company may elect, upon termination of this Plan to distribute in one (1) lump sum to the Participant or any beneficiary, as the case may be, the value of the Benefit or the commuted value of any remaining installment payments.

9.04     Nonassignability. The benefits payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind and any attempt to cause any benefits to be so subjected shall not be recognized, except to the extent required by

                                                      -9-

         applicable law; provided, however, that a Participant or Beneficiary may assign his or her entire interest in their Excess Investment Benefit or Deferred Compensation Benefit to the Participant's or
         Beneficiary's spouse or former spouse, as the case may be, under a divorce or separation instrument described in subparagraph (A) of Section 71(b)(2) of the Code.

9.05     Plan Administration. The Plan shall be operated and administered by the Plan Administrator or its duly authorized representative. The Plan Administrator shall have sole discretionary authority to determine all questions arising in connection with the Plan, to interpret the provisions of the Plan and to construe all of its terms, to adopt, amend and rescind rules and regulations for the administration of the Plan and to make all determination in connection with the Plan as may be necessary or advisable.
         All such actions of the Plan Administrator shall be conclusive and binding on all persons.

9.06     Successor Company. In the event of the dissolution, merger, consolidation or reorganization of the
         Company, provision may be made by which a successor to all or a major portion of the Company's property or business shall continue the Plan, and the successor shall have all of the power, duties and responsibilities of the Company under the Plan.

9.07     Governing Law. This Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Connecticut, without giving effect to the conflict of law provisions thereof.

9.08     Tax Withholding. The Company may withhold from a payment any federal, state or local taxes required by law to be withheld with respect to such payments and such sums as the Company may reasonably estimate are necessary to cover taxes for which the Company may be liable and which may be assessed with regard to such payment.

9.09     Illegality of Particular Provision. The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

                                                   ARTICLE X
                                            PARTICIPATING EMPLOYERS

10.01    Adoption of Plan by Other Employers. With the consent of the Benefit Plans Committee, any other affiliated corporation may adopt the Plan and all of the provisions hereof and participate herein as a
         Participating Employer by a properly executed document evidencing said intent and will of such
         Participating Employer.

10.02    Requirements of Participating Employers.

         (a)      Benefits payable under the Plan to employees of the Participating Employer are funded through the Participating Employer's general assets. The Participating Employer agrees to pay and assumes all liability with respect to all benefits

                                                      -10-

                  payable under the Plan to past, present and future employees of the Participating Employer, their spouses and other dependents and beneficiaries in accordance with the terms of the
                  Plan. Notwithstanding the foregoing, Phoenix Life Insurance Company and not Phoenix Equity
                  Planning Corporation nor Phoenix Investment Counsel, Inc. shall pay and assume liability for benefits payable under the Plan to Employees of Phoenix Equity Planning Corporation and
                  Phoenix Investment Counsel, Inc. with respect to service completed before January 1, 1996.

         (b)      The Plan Administrator shall keep separate books and records concerning the contributions and benefits payable under the Plan with respect to the Participating Employer and the Employees of the Participating Employer.

         (c)      Each Participating Employer shall pay to the Company its proportionate share of any administrative expenses of the Plan which are to be paid by such employer.

10.03    Designation of Agent. Each Participating Employer shall be deemed to have designated irrevocably the
         Benefit Plans Committee and the Plan Administrator as its agents.

10.04    Plan Amendment.

         (a)      Subject to the provisions of paragraph (b) hereof, each Participating Employer hereby delegates to the Company the right at any time to amend the Plan in accordance with the terms of the Plan, provided that any such amendment could not affect the Participating Employer's share of the cost of the Plan. If an amendment could affect the Participating Employer's share of the cost of the Plan, then such amendment shall not be effective with respect to the
                  Participating Employer until approved by the Participating Employer. Any such amendment shall be adopted by the Participating Employer's Benefit Plans Committee unless such amendment could significantly affect the Participating Employer's share of the cost of the Plan, as determined by the Participating Employer's Benefit Plans Committee, in which case such amendment shall be adopted by the Participating Employer's Board of Directors in accordance with the Participating Employer's Articles of Incorporation, Bylaws and applicable law and shall become effective as provided therein upon its execution.

         (b)      No amendment to the Plan shall be effective with respect to a Participating Employer until forty-five (45) days after a copy of the amendment shall have been delivered to the
                  Participating Employer, unless the Participating Employer shall have waived its right to receive such advance copy of the amendment.

10.05    Withdrawal of a Participating Employer. A Participating Employer may terminate its participation in the Plan by giving the Benefit Plans Committee prior written notice specifying a termination date which shall be the last day of a month at least thirty (30) days subsequent to the date such notice is delivered to the Benefit Plans Committee,

                                                     -11-

         unless the Benefit Plans Committee shall have waived its right to such notice. The Benefit Plans
         Committee may terminate a Participating Employer's participation in the Plan as of any termination date by giving the Participating Employer prior written notice specifying a termination date which shall be the last day of a month at least thirty (30) days subsequent to the date such notice is delivered to the Participating Employer, unless the Participating Employer shall have waived its right to such notice.

10.06    Administrator's Authority. The Plan Administrator shall have all of the duties and responsibilities authorized by the Plan and shall have the authority to make any and all rules, regulations and decisions necessary or appropriate to effectuate the terms of the Plan, which shall be binding upon each Participating Employer and all Participants.

                                                      -12-